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Exhibit 10.20

                          SEPARATION BENEFITS AGREEMENT

            THIS AGREEMENT is made this day of ___________, 2005 (the "Agreement"), by and between THORATEC CORPORATION, a California corporation (the "Company"), and _____________ (the "Executive").

                                   WITNESSETH

            WHEREAS, the Company maintained the Thoratec Corporation Employee Severance Benefits Plan (the "Severance Plan"), which was effective July 11, 1998 and was amended and restated by the Board of Directors of the Company on February 26, 2004, and which was designed to provide severance benefits to certain employees whose employment was terminated in the circumstances specified in the Plan;

            WHEREAS, the Company wishes to provide severance benefits to the Executive as described herein rather than pursuant to the Severance Plan;

            NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

            1. Effectiveness. This Agreement is effective as of the date first noted above.

            2. Separation Benefits.

            (a) If the Executive's employment is involuntarily terminated by the Company (other than for Cause) and the Executive has not declined another comparable position with the Company, an affiliate of the Company, or a successor or assignee of the Company, the Executive shall be paid a standard severance pay benefit equal to one times the Executive's then-current annual base salary. Such amount shall be payable either (i) in a cash lump sum as soon as reasonably practicable after the Executive's termination of employment, or
(ii) if elected by the Executive in accordance with applicable law, ratably during the one year after termination of employment in accordance with Company's regular pay periods.

            (b) Notwithstanding Section 2(a), if the Executive would otherwise have been entitled to benefits pursuant to Section 2(a) but his involuntary termination of employment by the Company occurs within 18 months after a Change In Control, or if the Executive terminates his employment with the Company for Good Reason during such period, the Executive shall be paid in lieu of the standard severance pay benefit described in Section 2(a) a Change in Control severance pay benefit equal to two times the Executive's then-current annual base salary plus two times the greatest of (a) the target bonus for the year preceding the year in which the Executive's termination occurs, (b) the actual bonus for such prior year, or (c) the target bonus for the year in which the termination of employment occurs. Such amounts shall be payable either (i) in a cash lump sum as soon as reasonably practicable after the Executive's termination of employment, or (ii) if elected by the Executive in accordance with applicable law, ratably during the one year after termination of employment in accordance with Company's regular pay periods.

            (c) If the Executive is entitled to receive benefits pursuant to
Section 2(a) or 2(b), the Company shall continue to pay, to the same extent as paid by the Company immediately before termination of employment, for the Executive's health coverage continuation if the Executive elects "COBRA" as provided by the Company's group health plan through (i) the calendar month following the calendar month of termination of employment, if benefits are paid pursuant to Section 2(a), or (ii) one year following termination of employment, if benefits are paid pursuant to Section 2(b). The period of such Company-paid COBRA coverage shall be considered part of the Executive's COBRA coverage entitlement period.

            (d) For purposes hereof, the following terms have the following meanings:

                  (i) "Cause" shall mean (A) any act of personal dishonesty taken by the Executive in connection with his/her responsibilities as an employee that is intended to result in substantial personal enrichment of the Executive, (B) the Executive's conviction of a felony which the Company reasonably believes has had or will have a material detrimental effect on the Company's reputation or business, or

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                        (C) continued willful violations by the Executive of the
                        Executive's obligations to the Company after there has been delivered to the Executive a written demand for performance from the Company that describes the basis for its belief that the Executive has not substantially performed his duties.

                  (ii) "Change of Control" shall mean the occurrence of any of the following events: (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or (B) the consummation of a sale of substantially all of the Company's assets; or (C) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining out-standing or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or (iv) a change in the composition of the Company Board of Directors occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either
                        (x) are directors of the Company as of January 1, 2004 or (y) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (A), (B), or (C) above, or in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

                  (iii) "Good Reason" shall mean any material reduction in the duties or salary or bonus opportunity of the Executive or a requirement that the Executive work at a facility more than 25 miles from the Company's current headquarters.

            3. Gross-Up for Excise Tax. In the event that any payment hereunder to or for the benefit of the Executive (determined without regard to any additional payment required under this paragraph) (a "Payment") is subject to the excise tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended (the "Excise Tax"), then the Executive shall be paid an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes, including, without limitation, any income taxes and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

            4. Benefits Subject to Execution of Waiver of Claims. The Executive shall not be entitled to receive any amount hereunder unless the Executive executes a release of claims in a form acceptable to the Company at the time specified by the Company.

            5. Exclusivity of Agreement. The benefits provided hereunder are in lieu of any other severance-type benefits provided by the Company under any other plan, agreement, arrangement or policy; provided, however, that if the Executive's employment agreement with the Company provides larger severance benefits, such benefits shall be paid in lieu of any amounts hereunder.

            6. Miscellaneous.

            (a) Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows (or if it is sent through any other method agreed upon by the parties):

            If to the Company:

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            Thoratec                                                 Corporation
            6035                              Stoneridge                   Drive
            Pleasanton,                   CA                               94588

            Attention: Vice President of Human Resources

            If to the Executive:

            ____________________
            ____________________
            ____________________

      or to such other address as any party hereto may designate by notice to the other, and shall be deemed to have been given upon receipt.

            (b) This Agreement by and between the Executive and the Company constitutes the entire agreement between the parties hereto with respect to the matters herein, and supersedes and is in full substitution for any and all prior understandings or agreements, whether oral or written, with respect to the matters herein, including without limitation the Severance Plan.

            (c) This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party against whom or which enforcement of such waiver is sought. The failure of any party hereto at any time to require the performance by any other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

            (d) (i) This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives.

                  (ii) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in the Agreement, the "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

            (e) The Company may withhold from any amounts payable to the Executive hereunder all federal, state, city or other taxes that the Company may reasonably determine are required to be withheld pursuant to any applicable law or regulation.

            (f) This Agreement shall be governed by and construed in accordance with the laws of the state of California, without reference to principles of conflicts of law.

            (g) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

            (h) The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

            (i) All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding will in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision will be deemed modified so that it will be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court may limit this Agreement to render it reasonable in light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.

            (j) The Executive acknowledges and confirms that he has had the opportunity to seek such legal, financial and other advice and representation as he has deemed appropriate in connection with this Agreement.

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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

      [Executive]                                           THORATEC CORPORATION

      _________________________________                _________________________
                                                       Name:
                                                       Title: